SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  November 9, 2016
Bankwell Financial Group, Inc.
 (Exact name of registrant as specified in its charter)

Connecticut	001-36448	20-8251355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Elm Street
New Canaan, Connecticut 06840
(Address and Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01	Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1	Press Release

Item 5.02 (b), (c) and (e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective November 9, 2016, Penko Ivanov has been appointed Executive Vice President and Chief Financial Officer of both Bankwell Financial Group, Inc. and Bankwell Bank. See the Press Release in Exhibit 99.1 to this 8-K which material is incorporated by reference.

Additionally, Mr. Ivanov is 48 years old. There are no family relationships between Mr. Ivanov and any director or executive officer, or any arrangements or understandings between Mr. Ivanov and the Company or any other person, pursuant to which he was selected as an officer. Mr. Ivanov is not a party to any related party transactions with the Company or the Bank that would be required to be disclosed under Regulation S-K, Item 404(a).

Mr. Ivanov has entered into an employment contract that expires September 26, 2017, with a renewal option to extend an additional two years and annually thereafter. His base salary is $275,000 per year, and he has annual incentive targets and was granted restricted shares of Bankwell stock as detailed in his employment agreement filed as an exhibit to Bankwell's 10-Q for the period ending September 30, 2016. The contract includes other provisions customary for executive contracts of this type.

Item 9.01	Financial Statements and Exhibits
(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated November 10, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKWELL FINANCIAL GROUP, INC.
Registrant

November 10, 2016	By: /s/ Penko Ivanov
Penko Ivanov
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated November 10, 2016